UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2014

Commission file number: 001-35511

BURGER KING WORLDWIDE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35511	45-5011014
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5505 Blue Lagoon Drive

Miami, FL 33126

(Address of principal executive offices, including Zip Code)

(305) 378-3000

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introduction

On December 12, 2014, pursuant to the Arrangement Agreement and Plan of Merger (the “Arrangement Agreement”), dated as of August 26, 2014, by and among Tim Hortons Inc., a company organized under the laws of Canada (“Tim Hortons”), Burger King Worldwide, Inc., a Delaware corporation (the “Company”), Restaurant Brands International Inc., a corporation continued under the laws of Canada (f/k/a 9060669 Canada Inc. and 1011773 B.C. Unlimited Liability Company) (“Holdings”), Restaurant Brands International Limited Partnership, a limited partnership organized under the laws of Ontario and a subsidiary of the Company (f/k/a New Red Canada Limited Partnership and New Red Canada Partnership) (“Partnership”), Blue Merger Sub, Inc., a corporation incorporated under the laws of Delaware and a wholly-owned subsidiary of Partnership (“Merger Sub”), and 8997900 Canada Inc., a corporation organized under the laws of Canada and a wholly-owned subsidiary of Partnership (“Amalgamation Sub”), Amalgamation Sub acquired all of the outstanding shares of Tim Hortons pursuant to a plan of arrangement under section 192 of the Canada Business Corporations Act (the “Plan of Arrangement”), which resulted in Tim Hortons becoming an indirect subsidiary of both Holdings and Partnership (the “Arrangement”) and Merger Sub merged with and into the Company, with the Company surviving the merger as an indirect subsidiary of both Holdings and Partnership (the “Merger” and, together with the Arrangement, the “Transactions”).

Item 1.01.	Entry into a Material Definitive Agreement.

Credit Agreement

Overview

As previously disclosed, two affiliates (the “Borrowers”) of the Company entered into a credit agreement, dated as of October 27, 2014 (the “Credit Agreement”), pursuant to which JPMorgan Chase Bank, N.A., Wells Fargo Bank, National Association and other lenders agreed to provide (i) a senior secured term loan facility in an aggregate principal amount of $6,750 million (the “Term Loan Facility”) and (ii) a senior secured revolving credit facility in an aggregate principal amount of $500 million (the “Revolving Credit Facility” and, together with the Term Loan Facility, the “Credit Facilities”). The proceeds of the Term Loan Facility were funded into escrow on October 27, 2014 pending the consummation of the Transactions.

As described herein, the Transactions were consummated on December 12, 2014 and, as a result, the proceeds of the Term Loan Facility were released from escrow. Such funds were used to finance a portion of the Transactions, refinance certain existing indebtedness of the Company and its subsidiaries and Tim Hortons and its subsidiaries, pay fees and expenses incurred in connection with the Transactions, provide ongoing working capital and for other general corporate purposes of the Borrowers and their subsidiaries.

By virtue of the Transactions, the Company and Tim Hortons became indirect, wholly-owned subsidiaries of one of the two Borrowers. Pursuant to a guaranty dated as of December 12, 2014 (the “Credit Guaranty”), the obligations under the Credit Facilities were guaranteed on a senior secured basis, jointly and severally, by the direct parent company of one of the Borrowers and substantially all of its Canadian and U.S. subsidiaries (the “Credit Guarantors”), including the Company, Tim Hortons and substantially all of their respective Canadian and U.S. subsidiaries.

Interest Rate

At the Borrowers’ option, the interest rates applicable to loans under the Credit Facilities will be based on a fluctuating rate of interest determined by reference to either (i) a base rate determined by reference to the highest of (a) the “prime rate” of JPMorgan Chase Bank, N.A., (b) the federal funds rate plus 0.50% and (c) the Eurocurrency rate applicable for an interest period of one month plus 1.00%, plus an applicable margin equal to (x) 2.50% in the case of the loans under the Term Loan Facility or (y) 2.00% in the case of the loans under the Revolving Credit Facility or (ii) a Eurocurrency rate determined by reference to LIBOR, adjusted for statutory reserve requirements, plus an applicable margin equal to (x) 3.50% in the case of the loans under the Term Loan Facility or (y) 2.00% in the case of the loans under the Revolving Credit Facility. Borrowings under the Term Loan Facility will be subject to a floor of 1.00% in the case of Eurocurrency loans. The applicable margin for loans under the Revolving Credit Facility will be adjusted after the completion of the Borrowers’ first full fiscal quarter after the closing of the Transactions based upon the Borrowers’ first lien senior secured leverage ratio.

Maturity and Amortization

The Term Loan Facility has a seven-year maturity and the Revolving Credit Facility has a five-year maturity. The principal amount of the Term Loan Facility amortizes in quarterly installments, commencing with the second quarter following the consummation of the Transactions, in an amount equal to 0.25% of the original principal amount of the Term Loan Facility, with the balance payable at maturity.

Security

The Borrowers and the Credit Guarantors entered into Canadian and U.S. security agreements, as applicable, (the “Security Agreements”), each dated as of December 12, 2014, in favor of JPMorgan Chase Bank, N.A., as collateral agent. Pursuant to the Security Agreements, amounts borrowed under the Credit Facilities are secured on a first priority basis by a perfected security interest in substantially all of the present and future property (subject to certain exceptions) of each Credit Guarantor and each Borrower.

Certain Covenants and Events of Default

The Credit Facilities contain a number of customary affirmative and negative covenants that, among other things, will limit or restrict the ability of the Borrowers and certain of their subsidiaries to: incur additional indebtedness; make investments; incur liens; engage in mergers, consolidations, liquidations and dissolutions (other than pursuant to the Transactions); sell assets; pay dividends and make other payments in respect of capital stock; make investments, loans and advances; pay or modify the terms of certain indebtedness; engage in certain transactions with affiliates; enter into negative pledge clauses and clauses restricting subsidiary distributions; and change their line of business.

In addition, the Borrowers will be required to not exceed a specified first lien senior secured leverage ratio in the event the sum of the amount of letters of credit in excess of $50,000,000 (other than those that are cash collateralized), any loans under the Revolving Credit Facility and any swingline loans outstanding as of the end of any fiscal quarter exceed 30.00% of the commitments under the Revolving Credit Facility.

The Credit Facilities contain customary events of default, including nonpayment of principal, interest, fees or other amounts; material inaccuracy of a representation or warranty when made; violation of certain covenants; cross-default to material indebtedness; bankruptcy events; inability to pay debts or attachment; material unsatisfied judgments; actual or asserted invalidity of any security document; and a change of control. The Borrowers’ ability to borrow under the Credit Facilities will be dependent on, among other things, its compliance with the above-described first lien senior secured leverage ratio, if applicable. Failure to comply with this ratio or the other provisions of the Credit Facilities (subject to certain grace periods) could, absent a waiver or an amendment from the lenders under such agreement, restrict the availability of the Revolving Credit Facility and permit the acceleration of all outstanding borrowings under the Credit Agreement.

Certain Relationships

The lenders under the Credit Facilities and their affiliates have in the past engaged, and may in the future engage, in transactions with and perform services, including commercial banking, financial advisory and investment banking services, for the Company and its affiliates in the ordinary course of business for which they have received or will receive customary fees and expenses.

The foregoing summary of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the complete terms of the Credit Agreement, filed as Exhibit 10.1 hereto and incorporated herein by reference, and the Credit Guaranty, a copy of which is attached hereto as Exhibit 10.2 hereto and incorporated herein by reference.

Indenture

Overview

As previously disclosed, two subsidiaries (the “Issuers”) of the Company entered into an indenture, dated as of October 8, 2014 (the “Indenture”), by and among the Issuers and Wilmington Trust, National Association, as trustee and as collateral agent, in connection with the issuance and sale by the Issuers to Wells Fargo Securities, LLC, J.P. Morgan Securities LLC and certain other initial purchasers of $2.25 billion aggregate principal amount of 6.00% Second Lien Senior Secured Notes due 2022 (the “Notes”). Proceeds from the issuance of the Notes were deposited into escrow on October 27, 2014 pending the consummation of the Transactions.

As described herein, the Transactions were consummated on December 12, 2014 and, as a result, the proceeds of the issuance were released from escrow. Such funds were used to finance a portion of the Transactions and to pay related fees and expenses.

Interest; Ranking; Guarantees; Security

The Notes will mature on April 1, 2022, and bear interest at a rate of 6.00% per annum, payable semi-annually in cash in arrears on April 1 and October 1 of each year, beginning on April 1, 2015.

The Notes are second lien senior secured obligations and rank pari passu in right of payment to all of the Issuers’ existing and future senior indebtedness, effectively senior in right of payment to the Issuers’ existing and future senior unsecured indebtedness, to the extent of the value of the collateral securing the Notes and senior in right of payment to all of the Issuers’ existing and future subordinated indebtedness.

By virtue of the Transactions, the Company and Tim Hortons became indirect, wholly-owned subsidiaries of one of the two Issuers. As of December 12, 2014, the Notes were guaranteed (the “Notes Guarantees”) on a senior secured basis, jointly and severally, by the Issuers and substantially all of their Canadian and U.S. subsidiaries (the “Note Guarantors”), including the Company, Tim Hortons and substantially all of their respective Canadian and U.S. subsidiaries.

Each Notes Guarantee ranks pari passu in right of payment with the applicable Note Guarantor’s existing and future senior debt, ranks effectively senior in right of payment to such Note Guarantor’s existing and future senior unsecured debt, to the extent of the value of the collateral securing the Notes, and ranks senior in right of payment to all of such Note Guarantor’s existing and future subordinated indebtedness.

The Notes and the Notes Guarantees are secured by a second-priority lien, subject to certain exceptions and permitted liens, on all of the Issuers’ and the Note Guarantors’ present and future property that secures the Issuers’ senior secured credit facilities and any outstanding Tim Hortons Notes (as defined below), to the extent of the value of the collateral securing such first-priority senior secured debt. The Notes and the Notes Guarantees will be structurally subordinated to all existing and future liabilities of the Issuers’ non-guarantor subsidiaries.

Optional Redemption

The Issuers may redeem some or all of the Notes at any time prior to October 1, 2017 at a price equal to 100% of the principal amount of the Notes redeemed plus a “make whole” premium and, at any time on or after October 1, 2017, at the redemption prices set forth in the Indenture. In addition, at any time prior to October 1, 2017, up to 40% of the aggregate principal amount of the Notes may be redeemed with the net proceeds of certain equity offerings, at the redemption price specified in the Indenture.

The Issuer will have the right to redeem the Notes at 101% of the principal amount thereof following the consummation of a change of control or repurchase in connection with an asset sale offer if at least 90% in aggregate principal amount of the outstanding Notes validly tender and do not withdraw such notes in such change of control or asset sale offer.

Change of Control

If the Issuer experiences a change of control, the holders of the Notes will have the right to require the Issuers to offer to repurchase the Notes at a purchase price equal to 101% of their aggregate principal amount plus accrued and unpaid interests and Additional Amounts (as defined in the Indenture), if any, to the date of such repurchase.

Covenants and Events of Default

The terms of the Indenture, among other things, limit the ability of the Issuers and its restricted subsidiaries to (i) incur additional indebtedness and guarantee indebtedness; (ii) create liens or use assets as security in other transactions; (iii) declare or pay dividends, redeem stock or make other distributions to stockholders; (iv) make investments; (v) merge or consolidate, or sell, transfer, lease or dispose of substantially all of the Issuers’ assets; (vi) enter into transactions with affiliates; (vii) sell or transfer certain assets; and (viii) agree to certain restrictions on the ability of restricted subsidiaries to make payments to its parent companies. These covenants are subject to a number of important qualifications, limitations and exceptions that are described in the Indenture.

The Indenture provides for customary events of default (subject in certain cases to customary grace and cure periods), which include payment defaults, a failure to pay certain judgments and certain events of bankruptcy and insolvency. These events of default are subject to a number of important qualifications, limitations and exceptions that are described in the Indenture.

The foregoing summary of the Indenture does not purport to be complete and is qualified in its entirety by reference to the complete terms of the Indenture, filed as Exhibit 4.1 hereto and incorporated herein by reference, and the first supplemental indenture thereto, a copy of which is attached hereto as Exhibit 4.2 and incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

Pursuant to the Arrangement Agreement, on December 12, 2014, (a) Amalgamation Sub acquired all of the outstanding shares of Tim Hortons pursuant to the Plan of Arrangement and (b) Merger Sub merged with and into the Company, with the Company as the surviving corporation in the merger. Upon completion of the Transactions, both Tim Hortons and the Company became indirect subsidiaries of Holdings and Partnership. Holdings became the general partner of Partnership and currently owns a majority interest (by vote and value) in Partnership, which is represented by common units and preferred units of Partnership. As a result, Holdings is entitled to distributions from Partnership that generally correspond to dividends and distributions that are paid by Holdings in respect of common shares and Preferred Shares (as defined below) of Holdings that are issued and outstanding from time to time. The balance of the partnership units of Partnership are held by former holders of Company common stock in the form of newly issued Partnership exchangeable units.

Pursuant to the Plan of Arrangement, each holder of a Tim Hortons common share was entitled to receive C$65.50 in cash and 0.8025 newly issued common shares of Holdings in exchange for each Tim Hortons common share held by such shareholder, unless such Tim Hortons shareholder either (i) made an election to receive cash, which entitled such shareholder to receive C$88.50 in cash in exchange for each Tim Hortons common share held by such shareholder, or (ii) made an election to receive common shares of Holdings, which entitled such shareholder to receive 3.0879 newly issued common shares of Holdings in exchange for each Tim Hortons common share held by such shareholder, in each case, subject to proration in accordance with the Plan of Arrangement.

Pursuant to the Arrangement Agreement, each share of Company common stock outstanding immediately prior to the effective time of the Merger was converted into the right to receive: (i) if no exchangeable election was made with respect to such common stock, 0.99 newly issued common shares of Holdings and 0.01 newly issued Partnership exchangeable units, and (ii) if an election to receive consideration solely in the form of Partnership exchangeable units was made with respect to such common stock, one Partnership exchangeable unit, in each case, subject to proration as set forth in the Arrangement Agreement (collectively, the “Merger Consideration”). The election to receive the Partnership exchangeable unit consideration was subject to allocation procedures designed to ensure that the fair market value of Holdings’ interest in Partnership was not less than 50.1% of the fair market value of all equity interests in Partnership as of the date on which the Transactions were completed.

Pursuant to the terms of the limited partnership agreement of Partnership, each Partnership exchangeable unit is entitled to distributions from Partnership in an amount equal to any dividends or distributions that are declared and payable in respect of a common share of Holdings. Each exchangeable unit holder will also have the benefit of a voting trust agreement, pursuant to which a trustee will hold a special voting share in Holdings that will entitle the trustee to a number of votes equal to the number of Partnership exchangeable units outstanding, and the holders of Partnership exchangeable units will be able to direct the trustee, as their proxy, to vote on their behalf in substantially all votes that are presented to holders of Holdings common shares. From and after the one-year anniversary of the completion of the Transactions, each holder of a Partnership exchangeable unit will have the right to require Partnership to exchange all or any portion of such holder’s Partnership exchangeable units for Holdings common shares at a ratio of one Holdings common share for each Partnership exchangeable unit, subject to the right of Holdings, in its capacity as the general partner of Partnership, to cause Partnership to repurchase the partnership exchangeable units for cash (in an amount determined in accordance with the terms of the limited partnership agreement).

The definitive joint information statement/circular of the Company and Tim Hortons, dated as of November 5, 2014, that forms a part of the Registration Statement on Form S-4 originally filed by Holdings and Partnership on September 16, 2014 contains additional information about the Transactions, including a description of the treatment of equity awards and information concerning the interests of directors, executive officers and affiliates of the Company and Tim Hortons in the Transactions.

The shares of Company common stock are registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are listed on the New York Stock Exchange (the “NYSE”). The Company has requested that the NYSE file a Form 25 to withdraw its shares from listing and terminate the registration of its shares under Section 12(b) of the Exchange Act. The shares of Company common stock are expected to be delisted from trading on the NYSE on December 15, 2014. The Company expects to file a Form 15 with the SEC to terminate the registration under the Exchange Act of its shares of common stock.

The foregoing description of the Arrangement Agreement and the Transactions does not purport to be complete and is qualified in its entirety by reference to the full text of the Arrangement Agreement filed as Exhibit 2.1 to the Company’s current report filed on Form 8-K dated as of August 29, 2014, and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K with respect to the Credit Facilities and the issuance of the Notes is incorporated by reference into this Item 2.03.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth in Item 2.01 of this Current Report on Form 8-K with respect to the delisting of Company common shares from the NYSE is incorporated by reference into this Item 3.01.

Item 3.03.	Material Modification to Rights of Security Holders.

In connection with the Transactions, on December 12, 2014, each Company common share was cancelled and automatically converted into the right to receive the Merger Consideration. The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01.	Changes in Control of Registrant.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Departure of Directors

In connection with the Transactions, on December 12, 2014, the following individuals resigned as members of the Company’s board of directors, effective immediately following the consummation of the Transactions: Alexandre Behring, Martin E. Franklin, Paul Fribourg, Bernardo Hees, Alan C. Parker, Carlos Alberto Sicupira, Roberto Moses Thompson Motta and Alexandre Van Damme.

Appointment of Directors

In connection with the Transactions, on December 12, 2014, the following individuals were appointed as members of the Company’s board of directors, effective immediately following the consummation of the Transactions: Joshua Kobza, Jill Granat and Lisa Giles-Klein. There are no arrangements or understandings between any director and any other person pursuant to which the director was selected as a director.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 12, 2014, in connection with the consummation of the Transactions, the Company further amended and restated its Second Amended and Restated Articles of Incorporation. Effective that same date, the Company further amended and restated its Second Amended and Restated Bylaws. The Second Amended and Restated Articles of Incorporation of the Company and the Second Amended and Restated Bylaws of the Company are attached hereto as Exhibits 3.1 and 3.2, respectively, and are incorporated herein by reference.

Item 8.01.	Other Events.

On December 12, 2014, Tim Hortons, Burger King Worldwide and Holdings issued a joint press release announcing the completion of the Transactions, which is attached as Exhibit 99.1 hereto, and is incorporated into this report by reference.

Redemption of Notes

In connection with the Transactions, affiliates of the Company completed their full redemption of (i) the 9 7⁄8% Senior Notes due 2018 of Burger King Corporation (as successor to Blue Acquisition Sub, Inc.) and (ii) the 11% Senior Discount Notes due 2015 of Burger King Capital Holdings, LLC and Burger King Capital Finance, Inc., on December 12, 2014.

Securities Purchase Agreement

In connection with the Transactions, Berkshire Hathaway Inc. (“Berkshire”) and Holdings entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) pursuant to which Berkshire purchased for an aggregate purchase price of $3 billion (a) Class A 9% cumulative compounding perpetual voting preferred shares of Holdings (the “Preferred Shares”) and (b) a warrant (the “Warrant”) to purchase common shares of Holdings, at an exercise price of $0.01 per common share of Holdings, representing 1.75% of the fully-diluted common shares of Holdings as of the closing of the Transactions, including the common shares of Holdings issuable upon the exercise of the Warrant, upon the terms and subject to the conditions set forth therein. Such securities were sold on a private placement basis pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, and applicable exemptions from the prospectus requirements of applicable Canadian securities laws. The Warrant may be exercised until the fifth anniversary of the closing of the Transactions. Berkshire has agreed in the Securities Purchase Agreement that, until the fifth anniversary of the original issuance date of the Preferred Shares, it may not transfer them without the consent of the holders of at least 25% of Holdings’ common shares (except to a subsidiary in which it directly or indirectly owns at least 80% of the equity interests). On or after such fifth anniversary, Berkshire (or any such subsidiary) may transfer the Preferred Shares provided that any such transfer must be in minimum increments of at least $600,000,000 of aggregate liquidation value. The proceeds from the Securities Purchase Agreement were used to finance a portion of the Transactions. Berkshire has informed Holdings that it intends to exercise the Warrant promptly following the closing the Transactions.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

2.1	Arrangement Agreement and Plan of Merger, dated as of August 26, 2014, by and among Tim Hortons Inc., Burger King Worldwide, Inc., Restaurant Brands International Inc. (f/k/a 9060669 Canada Inc. and 1011773 B.C. Unlimited Liability Company), Restaurant Brands International Limited Partnership (f/k/a New Red Canada Limited Partnership and New Red Canada Partnership), Blue Merger Sub, Inc. and 8997900 Canada Inc. (incorporated herein by reference to Exhibit 2.1 to the Company’s current report filed on Form 8-K dated as of August 29, 2014).

3.1	Second Amended and Restated Articles of Incorporation of Burger King Worldwide, Inc.

3.2	Second Amended and Restated Bylaws of Burger King Worldwide, Inc.

4.1	Indenture, dated as of October 8, 2014, by and among 1011778 B.C. Unlimited Liability Company, as issuer, New Red Finance, Inc., as co-issuer, the guarantors from time to time party thereto and Wilmington Trust, National Association, as trustee and collateral agent.

4.2	First Supplemental Indenture, dated as of December 12, 2014, by and among 1011778 B.C. Unlimited Liability Company, as issuer, New Red Finance, Inc., as co-issuer, the guarantors from time to time party thereto and Wilmington Trust, National Association, as trustee and collateral agent, to the Indenture, dated as of October 8, 2014, by and among 1011778 B.C. Unlimited Liability Company, as issuer, New Red Finance, Inc., as co-issuer, the guarantors from time to time party thereto and Wilmington Trust, National Association, as trustee and collateral agent.

10.1	Credit Agreement, dated as of October 27, 2014, among 1011778 B.C. Unlimited Liability Company, as the parent borrower, New Red Finance, Inc., as the subsidiary borrower, 1013421 B.C. Unlimited Liability Company, JPMorgan Chase Bank, N.A., as administrative agent, collateral agent and swing line lender and each l/c issuer and lender from time to time party thereto.

10.2	Guaranty, dated as of December 12, 2014, among 1013421 B.C. Unlimited Liability Company, certain subsidiaries of its subsidiaries and JPMorgan Chase Bank, N.A.

99.1	Press release issued by Tim Hortons Inc., Burger King Worldwide, Inc. and Restaurant Brands International Inc. on December 12, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BURGER KING WORLDWIDE, INC.

Date: December 12, 2014	/s/ Jill Granat
Name: Jill Granat
Title: Authorized Signatory

Exhibit Index

Exhibit No.	Description

2.1	Arrangement Agreement and Plan of Merger, dated as of August 26, 2014, by and among Tim Hortons Inc., Burger King Worldwide, Inc., Restaurant Brands International Inc. (f/k/a 9060669 Canada Inc. and 1011773 B.C. Unlimited Liability Company), Restaurant Brands International Limited Partnership (f/k/a New Red Canada Limited Partnership and New Red Canada Partnership), Blue Merger Sub, Inc. and 8997900 Canada Inc. (incorporated herein by reference to Exhibit 2.1 to the Company’s current report filed on Form 8-K dated as of August 29, 2014).

3.1	Second Amended and Restated Articles of Incorporation of Burger King Worldwide, Inc.

3.2	Second Amended and Restated Bylaws of Burger King Worldwide, Inc.

4.1	Indenture, dated as of October 8, 2014, by and among 1011778 B.C. Unlimited Liability Company, as issuer, New Red Finance, Inc., as co-issuer, the guarantors from time to time party thereto and Wilmington Trust, National Association, as trustee and collateral agent.

4.2	First Supplemental Indenture, dated as of December 12, 2014, by and among 1011778 B.C. Unlimited Liability Company, as issuer, New Red Finance, Inc., as co-issuer, the guarantors from time to time party thereto and Wilmington Trust, National Association, as trustee and collateral agent, to the Indenture, dated as of October 8, 2014, by and among 1011778 B.C. Unlimited Liability Company, as issuer, New Red Finance, Inc., as co-issuer, the guarantors from time to time party thereto and Wilmington Trust, National Association, as trustee and collateral agent.

10.1	Credit Agreement, dated as of October 27, 2014, among 1011778 B.C. Unlimited Liability Company, as the parent borrower, New Red Finance, Inc., as the subsidiary borrower, 1013421 B.C. Unlimited Liability Company, JPMorgan Chase Bank, N.A., as administrative agent, collateral agent and swing line lender and each l/c issuer and lender from time to time party thereto.

10.2	Guaranty, dated as of December 12, 2014, among 1013421 B.C. Unlimited Liability Company, certain subsidiaries of its subsidiaries and JPMorgan Chase Bank, N.A.

99.1	Press release issued by Tim Hortons Inc., Burger King Worldwide, Inc. and Restaurant Brands International Inc. on December 12, 2014.